UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2663954 (I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL (Address of principal executive offices)	33496 (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on February 4, 2015, Staples, Inc. (“Staples”), Staples AMS, Inc. (“Merger Sub”) and Office Depot, Inc. (the “Company” or “Office Depot”) entered into that certain Agreement and Plan of Merger under which the companies would combine in a stock and cash transaction. Beginning on February 9, 2015, a number of putative class action lawsuits were filed by purported Office Depot stockholders in the Court of Chancery of the State of Delaware (the “Court”) challenging the transaction and alleging that the defendant companies—Office Depot, Staples, Merger Sub, and Starboard Value LP— and individual members of Office Depot’s Board of Directors violated applicable laws by breaching their fiduciary duties and/or aiding and abetting such breaches. The plaintiffs sought among other things, injunctive relief and rescission, as well as fees and costs. The Court subsequently consolidated all nine of the Delaware cases and named Jamison Miller and Steve Renous as lead plaintiffs. The consolidated case is named In re Office Depot, Inc. Stockholders Litigation, Consolidated C.A. No. 10655-CB. After limited discovery, the plaintiffs and defendants agreed on certain additional disclosures to the Company’s definitive proxy statement filed on May 18, 2015, which were made in a Form 8-K filing on June 5, 2015, and the plaintiffs withdrew from the calendar their planned motion to preliminarily enjoin the stockholder vote on the merger. On September 18, 2015, the Delaware Court of Chancery approved a stipulation under which lead plaintiffs voluntarily dismissed the action with prejudice as to themselves and without prejudice as to the putative class members. The Court retained jurisdiction solely for the purpose of adjudicating lead plaintiffs’ counsel’s anticipated application for an award of attorneys’ fees and reimbursement of expenses in connection with the disclosures in the June 5, 2015 Form 8-K. The Company subsequently agreed to pay $0.5 million to lead plaintiffs’ counsel for attorneys’ fees and expenses in full satisfaction of their claim for attorneys’ fees and expenses in the action. The Court of Chancery has not been asked to review, and will pass no judgment on, the payment of a fee or its reasonableness.

Additionally, in February 2015, two lawsuits were filed in Palm Beach County Circuit Court, namely Keny Petit-Frere v. Office Depot, Inc., et al. and John Sweatman v. Office Depot, Inc., et al. making the same allegations as in the Delaware actions. The lawsuits generally sought injunctive relief enjoining the consummation of the transaction, rescission of the transaction in the event it is consummated, damages, fees, costs, and other remedies. The defendants filed a motion to dismiss the Florida lawsuits for improper venue, and that motion was granted on May 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2015

OFFICE DEPOT, INC.

By:	/s/ Elisa D. Garcia C.
	Name:	Elisa D. Garcia C.
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary